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                                                                     EXHIBIT 5.1

                   (PRAGER, METZGER & KROEMER PLLC LETTERHEAD)


                                December 4, 2003


Tarragon Realty Investors, Inc.
1775 Broadway, 23rd Floor
New York, New York 10019

     RE: Legality of Securities to be Registered under Registration Statement on Form S-3, File No. 333-104749

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Tarragon Realty Investors, Inc. (the "Company" or "Tarragon") in connection with Tarragon's Registration Statement on Form S-3 (File No. 333-104749) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the delayed future possible offering, from time to time, by Tarragon, of an indeterminate amount of Debt Securities, shares of Preferred Stock and shares of Common Stock with an aggregate public offering price of up to $80,000,000 (such securities are referred to collectively herein as the "Securities" and individually as a "Security"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Registration Statement.

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents and have made no independent verification of the factual matters set forth in such documents:

          (i) Articles of Incorporation, as amended, of Tarragon;

          (ii) Bylaws, as amended of Tarragon;

          (iii) The Registration Statement and all exhibits thereto, all as filed with the Securities and Exchange



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Tarragon Realty Investors, Inc.
December 4, 2003
Page 2

     Commission (the "Commission") on April 25, 2003, together with pre-effective Amendment No. 1 to Registration Statement as filed with the Commission on August 11, 2003 and pre-effective Amendment No. 2 to Registration Statement;


          (iv) Officer's Certificate dated July 25, 2003, certifying to the matters stated therein, including minutes of the meetings of the Board of Directors of Tarragon; and

          (v) Such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in Items (i) through (v) are herein referred to as the "Company Documents."

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, public officials and others without independent check or verification of their accuracy. To the extent that the opinions expressed below relate to matters under the laws of the State of Nevada, we have assumed the correctness of, have not made any independent investigation of the matters covered by, and relied solely upon the opinion of Lewis & Roca LLP dated August 4, 2003 addressed to the Company and to us. Therefore, to such extent, our opinion is qualified or limited by, or conditioned upon the matters referenced in such opinion of Lewis & Roca LLP.

         We assume that prior to the issuance of any shares of Preferred Stock or Common Stock or Convertible Debt Securities, there will exist, under the Articles of Incorporation, as amended, of Tarragon, the requisite number of authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, and that all actions necessary to the designation of any series of Preferred Stock, including the filing of a certificate of designation of preferences or amendment to the Articles of Incorporation will have been taken. We further assume that any Debt Securities will be issued pursuant to an indenture (an "Indenture").

         We further assume that the issuance, sale amount and terms of the Securities to be offered from time to time, are fully authorized and determined by proper action of the Board of

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Tarragon Realty Investors, Inc.
December 4, 2003
Page 3

Directors of the Company in accordance with the parameters described in the Registration Statement (each a "Board Action"), and in accordance with Tarragon's Articles of Incorporation, as amended, Bylaws and applicable law.

         In addition, we assume that, at or prior to the time of the delivery of any Security (i) the Registration Statement has been declared effective and no stop order has been issued in respect thereof, (ii) a Prospectus Supplement or an amendment to the Registration Statement, as appropriate, has been filed by Tarragon with the Commission in a form reviewed by us, which sets forth the particular terms of the Securities proposed to be issued, (iii) any Underwriting Agreement entered into by Tarragon with respect to the Securities is in a form reviewed by us, (iv) there has not occurred, since the date of this opinion, any change in law affecting the validity of the Securities or the ability or capacity of Tarragon to issue any Security, and (v) Tarragon has not effected any material change to its Articles of Incorporation, as amended, or Bylaws, as amended. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any Security, nor the compliance by Tarragon with the terms of any Security will violate any applicable law, rule or regulation or will result in a violation of any provision of any instrument or agreement then binding upon Tarragon or any restriction imposed by any court or governmental body having jurisdiction over Tarragon.

         Based upon the foregoing and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that, as of the date hereof:

               1. When a series of Debt Securities have been (a) duly established by the applicable Indenture, (b) duly authenticated by the Indenture Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of Tarragon against payment therefor in accordance with the terms and provisions of such Board Action, the applicable Indenture as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such series of Debt Securities will be validly issued and will constitute binding obligations of Tarragon.

               2. When a series of the Preferred Stock (and securities of any class into which any shares of Preferred Stock may be convertible) has been authorized and established in accordance with the applicable Board Action, the terms of the Articles of Incorporation, as amended, of Tarragon and applicable law, and upon issuance and delivery of certificates for shares of such

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Tarragon Realty Investors, Inc.
December 4, 2003
Page 4


          series of Preferred Stock against payment therefor in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully-paid and non-assessable.

               3. Assuming due Board Action and upon issuance and delivery of certificates for shares of Common Stock against payment therefor (a) in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, or
          (b) pursuant to the conversion of convertible Debt Securities of Tarragon, or convertible shares of Preferred Stock of Tarragon, the Common Stock represented by such certificates will be duly authorized, validly issued, fully-paid and non-assessable.

         The members of this firm are admitted to practice only in the State of Texas and are not licensed to practice law in the State of Nevada. Our opinions expressed herein may address certain matters of Nevada law. With respect to any opinions involving or based upon the interpretation of the laws of the State of Nevada, we have relied entirely upon (and our opinion is qualified by, the limitations and assumptions set forth in) the opinion of Lewis & Roca LLP dated August 4, 2003 and addressed to the Company and our firm, upon which we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement), and we express no opinion on Nevada law except to the extent covered by the Lewis & Roca opinion dated December 2, 2003.

         This opinion has been furnished to Tarragon at its request, is rendered for its use and is rendered as of the date hereof. We do not undertake and hereby disclaim any obligation to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or director of Tarragon or any of its subsidiaries.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              PRAGER, METZGER & KROEMER PLLC


                                          By: /s/ Steven C. Metzger
                                              ---------------------------------
                                              Steven C. Metzger, Manager

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